UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) July 31, 2000


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

        100 Century Park Drive, Monroe, Louisiana                71203
         (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code      (318) 388-9000


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to asset purchase agreements dated June 29, 1999 and July 8, 1999, on July 31, 2000, affiliates of CenturyTel, Inc. (the "Company") acquired certain assets from affiliates of Verizon Communications (successor to GTE Corporation) ("Verizon") in two separate transactions in exchange for an aggregate of approximately $1.1 billion cash. Under these transactions:

         o The Company purchased approximately 231,000 telephone access lines and related local exchange assets comprising 106 exchanges throughout Arkansas for approximately $824 million cash.

         o Spectra Communications Group, LLC ("Spectra") purchased approximately 127,000 telephone access lines and related local exchange assets comprising 107 exchanges throughout Missouri for approximately $290 million cash. The Company owns 57.1% of Spectra, which was organized to acquire and operate these Missouri properties. At closing, the Company made a preferred equity investment in Spectra of approximately $55 million and financed substantially all of the remainder of the purchase price.

To finance these acquisitions on a short-term basis, the Company borrowed $800 million on a floating-rate basis under a $1.5 billion Revolving Credit Facility Agreement dated July 31, 2000 with Bank of America, N.A., Citibank, N.A., Banc of America Securities LLC and Salomon Smith Barney, Inc., and borrowed $300 million on a floating-rate basis under its existing senior unsecured credit facility with Bank of America, N.A. Depending upon market conditions and other factors, the Company expects to ultimately finance these transactions, along with two other pending acquisitions of local exchange assets in Wisconsin, by either issuing commercial paper, long-term debt, equity or equity-linked securities, by selling or monetizing non-core assets or by some combination thereof.

In addition to the continued provision of traditional local exchange telephone services, the Company intends to provide long distance, Internet access and other advanced technology services in certain of the service areas. The Company currently offers long distance and Internet access service in certain of the Arkansas communities and plans to offer high-speed Digital Subscriber Line Internet access service in selected markets.

The Company's press release  announcing  these  transactions is filed as Exhibit
99.1 hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of Verizon properties acquired.

Financial statements relating to the acquired Verizon properties will be filed within 75 days subsequent to July 31, 2000.

(b)      Pro forma financial information.

Pro forma financial information related to these transactions will be filed within 75 days subsequent to July 31, 2000.

(c)      Exhibits

2.1 Asset Purchase Agreement between Registrant and affiliates of Verizon Communications, dated June 29, 1999 (incorporated by reference to Exhibit 99 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999)

2.2 Asset Purchase Agreement between Spectra Communications Group, LLC and affiliates of Verizon Communications, dated July 8, 1999.

2.3 First Amendment to Asset Purchase Agreement between Spectra Communica-tions Group, LLC and affiliates of Verizon Communications, effective July 31, 2000.

4.1 Revolving Credit Facility Agreement, dated July 31, 2000, among Registrant, Bank of America, N.A., Citibank, N.A., Banc of America Securities LLC and Salomon Smith Barney, Inc.

99.1 Press release dated July 31, 2000 related to the Company's announcement of the purchase of certain assets in Arkansas and Missouri from Verizon Communications.



                                    SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          CenturyTel, Inc.

                                   By:  /s/ Neil A. Sweasy
                                       -------------------------
                                       Neil A. Sweasy
                                       Vice President and Controller